Exhibit 99.1

Investor Presentation NOVEMBER 2020 FISCAL YEAR 2021 SECOND QUARTER

DISCLAIMER

Forward Looking Safe Harbor Statement

Certain statements contained in this presentation and in related comments by our management include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen's preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, Adjusted Diluted EPS, free cash flow, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "forecasts," "expects," "intends," "plans," "anticipates," "projects," "outlook," "believes," "estimates," "predicts," "potential," "continue," "preliminary," or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.

These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which can be found at the SEC's website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Data Information

Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen's performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen's performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen's performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen's industry. With respect to our expectations under "Investment Thesis," reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2021. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures.

2

WHY INVEST IN BOOZ ALLEN HAMILTON

INVESTMENT THESIS

UNIQUE MARKET POSITION

- Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies
- First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth, creating value for critical missions and top priorities

=

STRONG FINANCIAL RETURNS

FY2018 - FY2021 (1)

~80–90% ADEPS GROWTH BY FY21

+ ~2% Dividend Yield

7-9%	Low to Mid 10%	~$1.4B
Annual Revenue Growth	Adj. EBITDA Margins	Capital Deployment

+

OPTION VALUE

- Continued investment in new business lines and solutions that will drive future growth

YEAR TWO

60% ADEPS GROWTH THROUGH FY20

to $3.18 + ~1.5% Dividend Yield

11.3%	10.1%	$333M For a 2-year total of $697M
Annual Revenue Growth	Adj. EBITDA Margin	Capital Deployment

(1) Guidance as provided on 10/30/2020

3

COMPANY HISTORY


Founded by Edwin Booz in Chicago
Advisor to Chrysler ensuring a successful recovery with support of government lending
Supported GSA in overhauling its telecommunications network (largest contract to date at that time at $620MM)
Spin-off of commercial consulting business; Carlyle becomes majority shareholder
Acquired Defense Systems Engineering & Support
Support DOD GTMP to Strengthen National Security Interests and Protect US Armed Forces (largest contract to date at $937MM)
Acquired Digital Service Business Aquilent
Support DoD Joint AI Center (JAIC) ($800MM contract)
1914
1940
1949
1966
1987
1992
1996
2001
2008
2010
2012
2013
2014
2015
2016
2017
2020
Hired to help U.S. Navy prepare for WW II
Began serving the U.S. Army
Engaged by NFL to assist with the merger of the AFL and NFL
Received NASA space station contract (first contract over $100MM)
Engaged as key contractor supporting the creation of DHS
Initial Public Offering
Launched the Vision 2020 Strategy
Opened Innovation Center in Washington DC
Carlyle completes ownership exit
Support GSA Machine Learning Analytics ($885MM contract)

With over 75 years of industry leadership, Booz Allen is one of the most respected names in government contracting

4

BOOZ ALLEN'S LEADERSHIP TEAM

OUR PURPOSE, AS A FIRM, IS TO EMPOWER PEOPLE TO CHANGE THE WORLD



Horacio D. Rozanski
President and CEO



Lloyd W. Howell, Jr.
CFO and Treasurer



Nancy J. Laben
Chief Legal Officer



Elizabeth M. Thompson
Chief People Officer



Kristine Martin Anderson
Civilian Services Group Lead



Karen M. Dahut
Global Defense Group Lead



Gary D. Labovich
Management Systems Modernization Lead



Judi Dotson
National Security Group Lead



Susan L. Penfield
Chief Innovation Officer and Strategic Innovation Group Lead



Our employees work at
500+ LOCATIONS IN 25+ COUNTRIES

~27,600
Number of employees[1]

~29%[2] are Veterans
~66%[2] of staff with security clearances

~86%[2] hold bachelor's degrees
~40%[2] hold master's degrees
~3%[2] hold doctoral degrees

(1) As of 9/30/20
(2) As of 3/31/20

5

AN INDUSTRY LEADER BOOZ ALLEN CONTINUES ITS 100+ YEAR HISTORY AS AN INDUSTRY LEADER 6 We bring bold thinking and a desire to be the best in our work in consulting, analytics, digital solutions, engineering, and cyber, focused on agencies ranging from defense to health, energy, and international development 20% 19% 57% 56% 23% 25% Q2'20 Q2'21 0% 50% 100% Fixed Price Cost Reimbursable Time & Materials 83% 60% 90% 61% Recompetes New Business 0% 50% 100% FY'19 FY'20 + Founded in 1914 (100+ year history) + Headquartered in McLean, VA (close to core clients) + November 2010 IPO (NYSE listed under ticker BAH) + Single P&L (drives collaboration across leadership) + $7.8B in 9/30/20 LTM Revenue + $516M in 9/30/20 LTM Net Income (6.6% margin) + $805M in 9/30/20 LTM Adj. EBITDA (10.3% margin) + Pure - play services provider (97% U.S. Gov’t Revenue – Q2’21) + Diversification insulates P&L (~4,600 total contracts & task orders) (1) (1) Contract information includes contracts and task orders Prime 93% Sub 7% KEY HIGHLIGHTS Q2’21 CONTRACT MIX WIN RATE (1) Q2’21 PRIME / SUB

Focuses on delivering transformational solutions in the areas of decision analytics, automation, and data science, as well as new or emerging areas. Combines the power of modern systems development techniques and cloud platforms with machine learning to transform customer and mission experiences. Delivers engineering services and solutions to define, develop, implement, sustain, and modernize complex physical systems. Focuses on active prevention, detection, and cost effectiveness for cybersecurity needs. Focuses on the talent and expertise needed to solve client problems and develop mission - oriented solutions. COMPREHENSIVE SUITE OF SERVICE OFFERINGS STRATEGICALLY ALIGNED WITH CUSTOMERS’ CURRENT AND FUTURE PRIORITIES 7 Consulting Analytics Digital Solutions Engineering Cyber

BROAD CUSTOMER BASE SPANNING THE U.S. GOVERNMENT, INTERNATIONAL AND COMMERCIAL CLIENTS 8 + Commercial: Aerospace, Financial Services, Health and Life Sciences, Energy, Transportation + International: Middle East, North Africa Region, and Select Asian Markets GLOBAL / COMMERCIAL (3%) + U.S. Intelligence Agencies: National Security Agency, National Geospatial - Intelligence Agency, National Reconnaissance Office + Military Intelligence Agencies : Defense Intelligence Agency, Service Intelligence Centers, Intelligence Surveillance Reconnaissance Units INTEL (19%) + Air Force + Army + Joint Combatant Commands + Navy/Marine Corps DEFENSE (50%) REVENUE BY MARKET (1) Q2’21 CIVIL (28%) + Homeland Security + Health & Human Services + Veterans Affairs + Treasury + Justice (1) Client listing includes significant clients based on revenue, but the lists are not all inclusive

VISION 2020 GROWTH STRATEGY CURRENTLY IN ITS SEVENTH YEAR OF IMPLEMENTATION, WE’RE IN THE “PAYOFF PERIOD” 9 KEY ELEMENTS OF VISION 2020 IMPACT ON PERFORMANCE – “PAYOFF” + Moving closer to the center of our clients’ core mission + Increasing the technical content of our work + Attracting and retaining superior talent in diverse areas of expertise + Leveraging innovation to deliver complex, differentiated, end - to - end solutions + Creating a broad network of external partners and alliances + Expanding into commercial and international markets + Insulated operating performance through budget / economic cycles + Higher barriers to entry ; supports margin + Superior technical execution; stable hiring / retention drives backlog conversion + Innovation a key component of investment thesis; option value to enhance growth + Partnerships to synthesize innovation and create solutions (i.e. Dell / District Defend) + Mix shift drives higher growth and margin ; to eventually pivot mature commercial solutions to government end markets

VISION 2020 RESULTS BOOZ ALLEN ANTICIPATES OUR STRONG FINANCIAL PERFORMANCE WILL CONTINUE 10 (1) 2016 Net Income benefited from one time release of pre - acquisition income tax reserves assumed by the Company in connection with the acquisition of our Company by The Carlyle Group (1) (1) NET INCOME (IN MILLIONS) GROWTH… …. DRIVES STRONG DILUTED EARNINGS PER SHARE $294 $261 $302 $419 $483 FY16 FY17 FY18 FY19 FY20 $1.94 $1.72 $2.03 $2.91 $3.41 FY16 FY17 FY18 FY19 FY20

STRONG EARNINGS GROWTH DERIVATIVE OF ROBUST, ABOVE - MARKET ORGANIC REVENUE GROWTH 11 $506 $569 $584 $675 $754 $1.65 $1.80 $1.99 $2.76 $3.18 $400 $500 $600 $700 $800 FY16 FY17 FY18 FY19 FY20 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 Adj. EBITDA ADEPS 2.5% 7.1% 5.2% 8.7% 11.3% (3.5%) (1.3%) 0.5% 4.0% 5.6% -10% -5% 0% 5% 10% 15% FY16 FY17 FY18 FY19 FY20 Booz Allen Gov Services Industry Avg (1) Gov Services Industry includes Leidos, SAIC, ManTech, CACI, and Engility (through Q3 FY18) (2) Organic growth reflects disclosed commentary (through SEC filing, presentation, or transcript) around organic growth per for mance (3) Source: Company presentations, SEC filings, and earnings transcripts ACCELERATING ADJUSTED EBITDA (IN MILLIONS), ADEPS GROWTH ORGANIC REVENUE GROWTH CONSISTENTLY ABOVE MARKET (1), (2), (3)

12 $22.0 HISTORICAL BACKLOG & BOOK - TO - BILL LARGEST BACKLOG ON RECORD (1) For more information on the components of backlog, and the differences between backlog and remaining performance obligations, please see the Company's Form 10 - K for the fiscal year ended 3/31/20 BACKLOG ($ IN MILLIONS) (1) (2) Revenue as adjusted from previously reported to reflect ASC 606 and ASU 2017 - 07 (3) Revenue as reported, reflecting ASC 606 and ASU 2017 - 07 (4) Totals round to $20.5 billion, $22.9 billion, $22.0 billion, and $23.0 billion, respectively BOOK - TO - BILL TRENDS (3) (2) (2) (3) (3) (3) (3) (3) (3) (2) (3) $20.5 (3) $22.9 (4) (4) $23.0 (4) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (2) (3) (4) $22.0

-100% 100% 300% 500% 700% 900% 1,100% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 FY2011 FY2012 FY2013 FY2014 FY2015 FY2016 FY2017 FY2018 FY2019 FY2020 Quarterly Div. Special Div. Share Repo M&A DELIVERING SHAREHOLDER VALUE BOOZ ALLEN HAS ESTABLISHED A TRACK RECORD OF DEPLOYING CAPITAL 13 (1) TSR as of 9/30/2020 and assumes dividend reinvested – Capital Deployed as of 3/31/2020 ~ $0.50 ~ $0.89 ~ $1.50 ~ $0.72 $0.00 $0.50 $1.00 $1.50 $2.00 M&A Share Repurchases Special Dividends Quarterly Dividends CAPITAL DEPLOYED AND TSR PERFORMANCE SINCE IPO : 1,030% (1) CAPITAL DEPLOYED SINCE IPO (1) : ~$3.6B 9/30/20 $B $B

QUARTERLY DIVIDEND

BOOZ ALLEN HAS AND WILL CONTINUE TO MAKE OUR QUARTERLY DIVIDEND A FOCUS OF OUR INVESTMENT THESIS

BOOZ ALLEN QUARTERLY DIVIDEND

+ In FY'19 we increased our quarterly dividend $0.04 per share (vs. prior increases of $0.02 per share) due to:
  - The fundamental strength in our business and sector
  - Confidence in our earnings and cash flow generation going forward
+ In FY'20, we announced an off-cycle, $0.04 increase to our quarterly dividend during Q2, along with our traditional, $0.04 increase during Q3 to $0.31 per share
+ The increases were meant to show:
  - Commitment to our investment thesis (~2% yield)
  - Our desire to continue our track record of industry leading growth (avoid atrophy in growth rate)
+ Since our IPO, our commitment to growth is unmatched in the pure-play government services sector

HISTORICAL QUARTERLY DIVIDEND GROWTH RATE(1)(2)



Booz Allen
Peer Average
Annualized Dividend Growth
21%
3%
15%
0%
13%
0%
12%
5%
42%
11%
35%
8%
2015
2016
2017
2018
2019
Sep-20

1 Quarterly dividend initiated in 2012

2 Proven Annual Dividend Growth Since 2013

Investment Thesis:
~2% Dividend Yield

(1) Calendar Year Annualized Dividend Growth Rate; September 2020 period reflects annualized figure for most recently announced quarterly dividend
(2) Peers include: CACI, SAIC, LDOS, MANT, PRSP

14

QUARTERLY PERFORMANCE: Q2 FY21

16 KEY FINANCIAL RESULTS SECOND QUARTER FISCAL YEAR 2021 RESULTS (1) Comparisons are to prior fiscal year period SECOND QUARTER (1) FIRST HALF (1) Revenue $2.0 billion 11.0% Increase $4.0 billion 9.1% Increase Revenue, Excluding Billable Expenses $1.4 billion 10.6% Increase $2.8 billion 10.5% Increase Adjusted EBITDA $228 million 19.2% Increase $441 million 13.0% Increase Adjusted EBITDA Margin on Revenue 11.3% 7.4% Increase 11.1% 3.5% Increase Net Income $136 million 19.0% Increase $265 million 14.5% Increase Adjusted Net Income $143 million 25.0% Increase $273 million 17.6% Increase Diluted EPS $0.98 22.5% Increase $1.90 16.6% Increase Adjusted Diluted EPS $1.03 27.2% Increase $1.97 19.4% Increase Net Cash Provided by Operating Activities $426 million 97.3% Increase $566 million 112.2% Increase

Q2 FY'21 PERFORMANCE

ALIGNED WITH INVESTMENT THESIS

UPDATED INVESTMENT THESIS

Unique Market Position

- Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies
- First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth creating value for critical missions and top priorities

=

Strong Financial Returns

FY'18 - FY'21

~80% - 90% ADEPS GROWTH BY FY'21

+ ~2% DIVIDEND YIELD

7 - 9%	Low to Mid 10%	~$1.4B
Annual Revenue Growth	Adj. EBITDA Margins	Capital Deployment

+

Option Value

- Continued investment in new business lines and solutions that will drive future growth

INDUSTRY LEADING ORGANIC REVENUE GROWTH	- Organic growth in revenue of 11.0% year-over-year driven by strong client demand - Headcount and backlog year-over-year growth of 2.4% and 7.3%, respectively, to support future growth
CONTRACT PERFORMANCE DRIVES MARGIN EXPANSION	- Adj. EBITDA Margin on Revenue of 11.3%; Adj. EBITDA of $228.4 million (19.2% growth year-over-year) - Organic growth and strong contract-level execution continue to drive profitability - Updated FY'21 guidance of Adj. EBITDA Margin on Revenue in the low to mid 10% range
PRUDENT CAPITAL DEPLOYMENT	- $43 million in Q2 quarterly dividends - $30 million in Q2 share repurchases

17

18 CAPITAL ALLOCATION DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY – Our multi - year capital deployment plan is to follow a disciplined and opportunistic approach, subject to market conditions – Deployed $73 million during the second quarter – $388 million of share repurchase authorization remained as of September 30, 2020 – The Board authorized a regular dividend of 31 cents per share payable on December 2nd to stockholders of record on November 16th – Our capital allocation priorities remain unchanged: working capital needs, quarterly dividend, required capex, strategic acquisitions, share repurchases, special dividends, and debt repayment (in order) HISTORICAL CAPITAL DEPLOYMENT ($ IN MILLIONS) QUARTERLY CAPITAL DEPLOYMENT ($ IN MILLIONS) (2) (1) Includes ~$0.1M of withhold to cover shares (2) Represents Payments for Business Acquisitions, Net of Cash Acquired (1)

APPENDIX

20 • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expense s because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which ma nag ement believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID - 19 outbreak. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non - recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID - 19 outbreak. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculate d a s Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. The Company prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it doe s not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non - recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: ( i ) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) supplemental employee benefits due to the COVID - 19 outbreak, (iii) research and development tax credit, (iv) release of income tax reserves, (v) re - measurement of deferred tax assets and liabilities as a result of the 2017 T ax Act, (vi) loss on debt extinguishment and (vii) amortization of debt issuance costs and write off of original issue discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to elimina te the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual , extraordinary, or non - recurring nature or because they result from an event of a similar nature. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two - class method of calculating EPS as required in accordance with accounting principles generally accepted in the United States, or GAAP. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipm ent , and software. NON - GAAP FINANCIAL INFORMATION

21 a The use and definition of Non - GAAP financial measurements can be found in the company's public filings b Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations. c Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group. d Fiscal 2017 reflects debt refinancing costs associated with the refinancing transaction consummated on July 13, 2016. Fiscal 2019 reflects debt refinancing costs associated with the refinancing transaction consummated on July 23, 2018. Fiscal 2020 reflects debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019. e Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID - 19 outbreak. f Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2020 related to an increase in research and development credits available for fiscal years 2016 to 2020. g Release of pre - acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition. h Fiscal 2016 and 2017 reflect the tax effect of adjustments at an assumed effective tax rate of 40%. With the enactment of the 2017 Tax Act, fiscal 2018 adjustment is reflected using an assumed effective tax rate of 36.5%, and fiscal 2019 and 2020 adjustments are reflected using an assumed effective tax rate of 26%, which approximate the blended federal and state tax rates for fiscal 2018, 2019, and 2020 respectively, and consistently exclude the impact of other tax credits and incentive benefits realized. i Excludes adjustments associated with the application of the two - class method for computing diluted earnings per share. j Reflects the adjustments made to the provisional income tax benefit associated with the re - measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act. NON - GAAP FINANCIAL INFORMATION

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Six Months Ended September 30, 2020	Six Months Ended September 30, 2019
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 2,019,185	$ 1,819,577	$ 3,975,638	$ 3,644,753
Billable expenses	603,652	539,846	1,152,729	1,091,021
Revenue, Excluding Billable Expenses	$ 1,415,533	$ 1,279,731	$ 2,822,909	$ 2,553,732
Adjusted Operating Income				
Operating Income	$ 207,221	$ 172,035	$ 399,108	$ 351,081
COVID-19 supplemental employee benefits (a)	167	—	509	—
Adjusted Operating Income	$ 207,388	$ 172,035	$ 399,617	$ 351,081
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 136,081	$ 114,325	$ 265,410	$ 231,711
Income tax expense	39,319	33,852	80,806	72,296
Interest and other, net (b)	31,821	23,858	52,892	47,074
Depreciation and amortization	21,015	19,632	41,747	39,653
EBITDA	228,236	191,667	$ 440,855	$ 390,734
COVID-19 supplemental employee benefits (a)	167	—	509	—
Adjusted EBITDA	$ 228,403	$ 191,667	$ 441,364	$ 390,734
Adjusted EBITDA Margin on Revenue	11.3 %	10.5 %	11.1 %	10.7 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	16.1 %	15.0 %	15.6 %	15.3 %
Adjusted Net Income				
Net income	$ 136,081	$ 114,325	$ 265,410	$ 231,711
COVID-19 supplemental employee benefits (a)	167	—	509	—
Research and development tax credit (c)	(2,928)	—	(2,928)	—
Release of income tax reserves (d)	—	—	(29)	—
Loss on debt extinguishment (e)	13,239	—	13,239	—
Amortization of debt issuance costs	563	602	1,017	1,059
Adjustments for tax effect (f)	(3,640)	(156)	(3,839)	(275)
Adjusted Net Income	$ 143,482	$ 114,771	$ 273,379	$ 232,495
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	138,747,640	141,362,136	139,004,382	141,252,917
Adjusted Net Income Per Diluted Share (g)	$ 1.03	$ 0.81	$ 1.97	$ 1.65
Free Cash Flow				
Net cash provided by operating activities	$ 425,606	$ 215,696	$ 566,024	$ 266,679
Less: Purchases of property, equipment, and software	(18,026)	(32,642)	(38,084)	(59,978)
Free Cash Flow	$ 407,580	$ 183,054	$ 527,940	$ 206,701

(a) Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID-19 outbreak.

(b) Reflects the combination of Interest expense and Other (expense) income, net from the condensed consolidated statement of operations.

(c) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 related to an increase in research and development credits available for fiscal years 2016 to 2019.

(d) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.

(e) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% senior notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(f) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(g) Excludes adjustments of approximately $0.8 million and $1.5 million of net earnings for the three and six months ended September 30, 2020, respectively, and excludes adjustments of approximately $0.6 million and $1.2 million of net earnings for the three and six months ended September 30, 2019, associated with the application of the two-class method for computing diluted earnings per share.

22

23 FINANCIAL RESULTS – KEY DRIVERS Second Quarter Fiscal 2021 – Below is a summary of the key factors driving results for the fiscal 2021 second quarter ended September 30, 2020 as compared to the prior year period: • Revenue increased by 11.0% to $2.0 billion and Revenue, Excluding Billable Expenses increased 10.6% to $1.4 billion, with bot h increases primarily driven by sustained strength in client demand and headcount growth to meet that demand. The Company also benefited from higher staff utilization over the prior year period driven by fewer PTO days taken by our employees. Revenue g row th also increased to a lesser extent by an increase in billable expenses. • Operating Income increased 20.5% to $207.2 million and Adjusted Operating Income increased 20.5% to $207.4 million. Increases in both were primarily driven by the same factors driving revenue growth as well as strong contract level performance, ongoing c ost management efforts, and reductions in certain types of expenses, like travel and meetings. These were partially offset by the in ability to recognize revenue on, or bill for, fee on certain contracts involving a ready workforce of approximately $7.0 million. • Net income increased 19.0% to $136.1 million and Adjusted Net Income increased 25.0% to $143.5 million. These changes were primarily driven by the same factors as Operating Income and Adjusted Operating Income. Net income was also affected by the $ 13. 2 million loss on debt extinguishment resulting from the redemption of $350.0 million of senior notes during the quarter. This was partially offset by the recognition of $2.9 million in available research and development credits, net of associated uncertai n t ax positions, recognized in the second quarter related to prior fiscal years. Both the $13.2 million loss on the debt extinguish men t and the $2.9 million benefit from the prior fiscal year research and development credits were excluded from Adjusted Net Income. • EBITDA increased 19.1% to $228.2 million and Adjusted EBITDA increased 19.2% to $228.4 million. These increases were due to t he same factors as Operating Income and Adjusted Operating Income. • Diluted EPS increased to $0.98 from $0.80 and Adjusted Diluted EPS increased to $1.03 from $0.81. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as decreased interest expense and a l owe r share count in the second quarter of fiscal 2021. • As of September 30, 2020, total backlog was $24.6 billion, an increase of 7.3%. Funded backlog was $4.5 billion, an increase of 2.3%.

24 FINANCIAL RESULTS – KEY DRIVERS Six Months Ended September 30, 2020 – Below is a summary of the key factors driving results for the fiscal 2021 six months ended September 30, 2020 as compared to the prior year period: • Net cash provided by operating activities was $566.0 million for the six months ended September 30, 2020 as compared to $266.7 million in the prior year period. The increase in operating cash flows was primarily due to strong cash collections of our re ven ue growth, working capital management, and lower cash taxes due to the carryover of research and development credits claimed in fiscal 2020. Lower cash disbursements also contributed to second quarter performance, driven by cost management and lower expenses attributable to COVID - 19. Free Cash Flow was $527.9 million for the six months ended September 30, 2020 as compared to $206.7 million in the prior year period. Free Cash Flow was affected by the same factors affecting cash provided by operating activities, as well as a decrease in capital expenditures reflecting a shift away from facilities investment towards technolo gy and tools needed to support the virtual work environment. Additionally, we continue to modernize our corporate information technology infrastructure and are in the rigorous testing phase prior to the implementation of a new financial management system. We bel iev e we are on track for a successful implementation in the next fiscal year, which will support the Company's growth into the fut ure .

25 COVID UPDATE In response to the COVID - 19 pandemic, Booz Allen implemented a response based on three guiding priorities: 1. To protect the health and safety of our people, their families, and communities 2. To continue supporting the critical missions of our clients 3. To ensure the financial and institutional resilience of the firm. The firm’s multi - layered response to the COVID - 19 pandemic has been driven by a cross - functional team of health experts and operations leaders. This team works seamlessly with executive and business leaders to design and implement a robust response strategy that addresses both business and employee impacts. Our response has evolved to meet the needs of our clients, and productivity remains at or above pre - pandemic levels. Most importantly, we have kept our employees healthy; the impact of the virus on our employees being significantly lower than comparative averages. We think of our COVID - 19 response in three phases: ⦁ Phase 1 was the immediate response to the crisis from January to May of this year. In mid - March, we moved to mandatory telework, shifting 90% of our more than 27,000 employees to telework and implementing health safeguards for employees whose work required an on - site presence. In April, we set aside $100 million in our budget through cost - containment measures and reprioritizations to provide greater support to our employees. This support included a commitment to job security, expanded benefits (such as greater flexibility for leave programs), and increased funding for our resilience program. ⦁ Phase 2 will last until COVID - 19 is mitigated (at least through this calendar year). We will remain in a telework - first posture and our offices will remain closed through at least January 2021. Where client missions demand on - site presence, we have partnered with clients to create safer worksites through Safe Return Plans. We have continued to test new ideas and pilot programs that keep our people safe and healthy, including two diagnostic testing programs and nationwide antibody testing. In response to feedback collected via employee surveys we have enhanced employee benefit programs, increasing dependent care options and telework support. We will continue to plan for future work strategies and safe return implications upon availability of a vaccine. ⦁ Phase 3 will begin once the virus is controlled. We continue to prepare and plan for the uncertainties of this phase and, as a new normal emerges, expect that several of the changes we have instituted will be made permanent.

SHAREHOLDER AND STOCK INFORMATION 26 • Website: investors.boozallen.com • Contact Information: - Investor Relations Rubun Dey Principal, Investor Relations 703 - 377 - 5332 Dey_Rubun@bah.com - Media James Fisher Principal, Media Relations 703 - 377 - 7595 Fisher_James_W@bah.com - Corporate Governance Nancy Laben Executive Vice President and Chief Legal Officer 703 - 377 - 9042 Laben_Nancy@bah.com